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                                                                   Exhibit 10.10


                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT, effective as of April 12, 2000 (the "Agreement"), by and between EYETECH PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and DAVID R. GUYER (the "Executive").

                                    RECITALS

      WHEREAS, the Executive is a founder of the Company and the Board of Directors (the "Board") wishes to formalize the terms and conditions of the relationship between the Executive and the Company; and

      WHEREAS, the Executive wishes to provide his time and services to the Company pursuant to an employment relationship and set forth the terms and conditions of such employment;

      NOW, THEREFORE, in consideration of the premises and the agreements and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

      SECTION 1. Engagement of Executive; Title; Reporting Responsibilities. (a) The Company hereby engages the Executive, and the Executive hereby agrees to serve, as and with the title "Chief Executive Officer, reporting directly to the Board. The Executive shall have the rights and duties that would be held and discharged by the senior most executive officer of a biotechnology/pharmaceuticals company comparable to the Company, including overall management, strategic guidance and responsibility for all aspects of the Company's business, scientific and medical affairs, and such other duties as the Board may assign and the Executive and the Board may mutually agree that the Executive shall perform (collectively, the "Duties.")

            (b) Executive hereby represents and warrants to the Company that no other party has exclusive rights to Executive's services in the areas described in Section 2 below and that Executive's performance of all the terms of this Agreement does not and will not (i) breach or conflict with any prior agreement or contract to which Executive is bound (ii) compromise any right or trust relationship between Executive and a third party or (iii) create a conflict of interest for the Executive or the Company. Executive shall promptly disclose to the Company any circumstance or relationship with any third party that constitutes a conflict of interest or breach of this Agreement. Executive agrees that he will enter into a Non-Disclosure and Proprietary Information Agreement with the Company as a condition to the effectiveness of this Agreement. The Company acknowledges and agrees that Executive has a faculty position at the New York University School of Medicine ("NYUSM") and in private practice. Executive represents and warrants that his services at NYUSM and in private medical practice will not conflict or interfere with the discharge of his Duties to the Company.

      SECTION 2. Compensation. (a) SALARY: In consideration of the Executive's services to the Company, the Company will pay Executive a salary of $308,275 per year (the "Salary"), effective February 1, 2001. Executive will also be eligible for merit or other increases in Salary to
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the extent such increases are approved by the Board. The Salary will be paid bi-weekly (i.e., in two installments per month) in accordance with the Company's payroll procedures. The Salary will be subject to and be paid net of all applicable withholding taxes and deductions. Executive acknowledges he has received all salary amounts due him for the period from April 12, 2000 through February 1, 2001, when he received salary at a rate of $300,000 per year.

            (b) BONUS: Executive shall be eligible to receive an annual bonus, based on his performance and the Company's results, as determined in the sole discretion of the Board.

            (c) EQUITY: In addition to any shares of the Company's common stock, $.01 par value ("Common Stock"), or Preferred Stock that the Executive may own as of the date hereof, by virtue of his subscription as a founder of the Company, the Executive shall be entitled to participate in any stock option plans or programs, on terms and conditions to be determined at the time of grant, to which senior management of the Company is eligible, as determined in the discretion of the Board (the "Management Options"). The Company acknowledges that, as of the date hereof, the Executive owns 1,500,000 shares of the Company's Common Stock ("Founders' Stock") and that such stock constitutes founders' shares to which Executive is entitled by virtue of his activities to establish the Company and were not awarded to Executive in connection with, or as compensation for, Executive's management role or duties with the Company. The Founders' Stock shall vest so long as Executive remains a director or consultant to the Company without regard to whether Executive holds or maintains a management position with the Company. The termination or modification of this Agreement for any reason shall not affect Executive's ownership to and rights in his Founders' Stock. In the event that this Agreement is terminated for any reason, the Executive shall not be entitled to receive any of the Management Options granted that have not vested as of the date this Agreement terminates; provided, however, if any Options have been granted to Executive in a capacity other than as CEO of the Company (e.g., member of the Board of Directors, consultant, etc.) (the "Non-Management Options"), the specific terms of the grants(including, without limitation, with respect to vesting and forfeiture) rather than this section shall govern with respect to those Non-Management Options; and provided, further, if the Executive remains with the Company in a managerial or other capacity with the Company, the Management Options shall continue to vest.

            (d) BENEFITS AND VACATION. Executive shall be eligible to receive all benefits made available to other senior executives of the Company, including, without limitation, health care, dental insurance, life insurance disability and 401(k) savings plans (collectively, the "Benefits"). Please call the Company's Vice President - Finance, Mr. William O'Connor, at 212-582-8376, x 115, for additional details about the Benefits for which you are eligible. Consistent with the Company's vacation policy, Executive shall also be entitled to take a total of 3 weeks of paid vacation per year during the Term. Executive shall also be eligible for and his benefits hereunder shall be governed by any sick leave, discretionary leave or other similar employee benefit policies that the Company adopts.

      SECTION 3. Term and Termination. (a) Term - The Executive's retention under this Agreement shall be for a term (the "Term"), the effective commencement date of which is
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April 12, 2000 (the "Start Date") and ending on April 12, 2004 (or, if April 12,
2004 is not a business day, the next business day thereafter), unless earlier terminated as provided below or upon mutual agreement of the Parties. In addition, the Term may be extended upon mutual agreement of the Parties.

            (b) Termination Events - This Agreement shall terminate upon the occurrence of any of the following events:

                  (i) Death or Disability. This Agreement, and Executive's obligations under this Agreement, shall terminate immediately upon Executive's death or Long-term Disability. "Long-term disability" shall be defined for purposes of this Agreement as Executive's inability to discharge his duties for six consecutive months during the Term. In the event of Executive's death or Long-term Disability, Executive or his estate shall be entitled to receive all Salary and other compensation earned through the date of death or disability as well the amount of any Options vested as of the death or disability date as well as reimbursement of all reasonable Expenses incurred on or prior to such date; or

            (c) Cause. The Company may terminated this Agreement and be relieved of its obligations under this Agreement for "Cause." "Cause" for purposes of this Agreement shall be defined as Executive's gross negligence in the performance of his Duties hereunder; conviction of any criminal or civil law involving moral turpitude; or intentional and willful misconduct that is materially harmful to the best interests of the Company.

            (d) Change in Title/Status. If at any point during the Term, the Executive chooses, with the agreement of the Board, to relinquish his position as Chief Executive Officer of the Company and assume another management position or title with the Company or become a consultant to the Company, Executive's resignation as Chief Executive Officer and assumption of the new management or consulting position with the Company shall not be regarded as a termination event for purposes of this section, and Executive shall continue to receive all compensation (including, without limitation, his Salary as then in effect and any Options) provided hereunder that is payable to Executive over the Term of this Agreement.

            (e) Executive's Termination Right. Executive may terminate this Agreement at any time for any reason upon at least 30 days' written notice to the Company and shall receive all earned but unpaid Salary to the effective date of such termination of plus all awarded but unpaid Bonus plus all vested Options or Equity (subject to the Company's repurchase rights, if any, with respect to such Options or Equity) plus reimbursement of Expenses (as defined below) incurred prior to the effective date of termination.

            (f) Severance. If the Executive is terminated for any reason other than Cause, he shall be entitled to receive a severance package to be negotiated between the Board and the Executive within 90 days of the date of this Agreement; provided, however in no event shall the severance payment to the Executive be less than 1 year's worth of the Salary then in effect and acceleration for the vesting of at least 12 months' worth of Executive's Options.
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      SECTION 4. Expense Reimbursement. Executive shall be entitled to reimbursement for reasonable and necessary travel and other expenses incurred by Executive in connection with her performance of the Duties ("Expenses"); provided that such expenses (i) are incurred for or on behalf of the Company in the performance of the Executive's duties under this Agreement; and (ii) are documented in compliance with the Company's expense reimbursement procedures so as to verify the amount, nature and date of such expenses. The Company will promptly reimburse Executive for such expenses upon receipt of the supporting documentation referred to above and in accordance with the Company's reimbursement policies and procedures.

      SECTION 5. Continuing Obligations after Termination. The Executive and the Company hereby acknowledge and agree that they have entered into the Non-Disclosure and Proprietary Information Agreement, which is attached hereto as Exhibit A and that the terms, conditions and covenants contained in such agreement remain in full force and effect and is not in any way modified by the execution of this Agreement by the Executive and the Company.

      SECTION 6. Miscellaneous. (a) All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (ii) transmitted by hand delivery,
(iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, telecopy or telegram, addressed as follows:

                       if to the Company

                       Eyetech Pharmaceuticals, Inc.
                       666 Fifth Avenue, 35th Floor
                       New York, New York 10103
                       Fax:   212) 582-2645
                       Phone: (212) 582-8376
                       Attn:  John McLaughlin, Chairman of the Board

                       if to Executive:

                       David R. Guyer, M.D.
                       530 E. 76th Street
                       Apt. 17G
                       New York, NY 10021
                       Fax:   212-772-7946
                       Phone: 212-517-6275

or, in each case, at such other address as may be specified in writing to the other parties hereto.

            (b) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Executive and the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by any party hereto which is not set forth expressly in this
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Agreement. This Agreement supersedes all prior agreements between the parties hereto with respect to the subject matter hereof.

            (c) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof.

            (d) (i) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT, OR IN RESPECT OF ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER SUCH PARTY AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN THE NOTICES SECTION OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

            (e) This Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided, however, neither the Company nor Executive may assign this Agreement without the prior written consent of the other party.

            (f) This Agreement may be amended from time to time only by written agreement of the Company and the Executive. No terms or provisions of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. No failure on the part of the Company to exercise and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this agreement are cumulative and not exclusive of any remedies provided by law.

            (g) Neither the Company nor Executive is the agent or representative of the other, and nothing in this Agreement shall be construed to make either the Company or Executive liable to any third party for services performed by such third party or for debts or claims accruing to such third party against either the Company or Executive. Nothing contained in this Agreement or the acts of the parties hereto shall be construed to create a partnership, agency or joint venture.
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            (h) No recourse under this Agreement shall be had against, and no personal liability shall attach to, any officer, director, affiliate or shareholder of the Company, as such, by the enforcement of any assessment of by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of this Agreement, it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company. The Company shall obtain directors and officers liability insurance for acts and omissions of the Executive in the course of discharging his Duties and the Company shall indemnify Executive against any claims or liabilities as provided in and to the extent permitted by the Company's organizational documents and applicable law.

            (i) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

            (j) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which shall together constitute one and the same instrument.

            (k) The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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      IN WITNESS WHEREOF, the parties have executed this agreement as of the year and date first above written.

                                    EYETECH PHARMACEUTICALS, INC.

                                    By:   /s/ MARTY GLICK
                                          ------------------------------
                                          Name:
                                          Title: Board of Directors
                                                 Compensation Committee

                                    EXECUTIVE:

                                    /s/ DAVID R. GUYER, M.D.
                                    ------------------------------------
                                    David R. Guyer, M.D.